Freshworks Reports Third Quarter 2024 Results

San Mateo, Calif. – November 6, 2024 – Freshworks Inc. (NASDAQ: FRSH), the provider of people-first AI service software, today announced financial results for its third quarter ended September 30, 2024.

“Freshworks delivered a strong third quarter, with revenue growing 22% year over year to $186.6 million, net cash provided by operating activities margin improving to 23%, and free cash flow margin improving to 21%,” said Dennis Woodside, CEO & President of Freshworks. “We continue to see mid-market and enterprise companies choose Freshworks as the AI-powered service platform that enables them to scale with exceptional customer and employee experiences.”

Third Quarter 2024 Financial Summary Results

•Revenue: Total revenue was $186.6 million, representing growth of 22% compared to total revenue of $153.6 million in the third quarter of 2023, and 22% adjusting for constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(38.9) million, compared to $(38.7) million in the third quarter of 2023.

•Non-GAAP Income from Operations: Non-GAAP income from operations was $24.0 million, compared to $17.4 million in the third quarter of 2023.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.10) based on 302.1 million weighted-average shares outstanding, compared to $(0.11) based on 294.1 million weighted-average shares outstanding in the third quarter of 2023.

•Non-GAAP Net Income Per Share: Non-GAAP diluted net income per share was $0.11 based on 302.7 million weighted-average shares outstanding, compared to $0.08 based on 302.6 million weighted-average shares outstanding in the third quarter of 2023.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $42.3 million, compared to $23.9 million in the third quarter of 2023.

•Free Cash Flow: Free cash flow was $40.1 million, compared to $22.1 million in the third quarter of 2023.

•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents, and marketable securities were $1.05 billion as of September 30, 2024.

All financial numbers for 2024 include the results of Device42, Inc. for the period after the closing of the acquisition. A description of non-GAAP financial measures is contained in the section titled “Explanation of Non-GAAP Financial Measures” below and a reconciliation of GAAP to non-GAAP financial measures is contained in the tables below.

Third Quarter Key Metrics and Recent Business Highlights

•Number of customers contributing more than $5,000 in ARR was 22,359, an increase of 14% year-over-year and 14% adjusting for constant currency.
•Net dollar retention rate was 107% (105% adjusting for constant currency), compared to 106% in the second quarter of 2024 and 108% in the third quarter of 2023. Adjusted for constant currency, net dollar retention rate was 106% in the second quarter of 2024 and 106% in the third quarter of 2023.
•Welcomed more customers to the Freshworks community including Republic Airways, City of Bellevue, ChampionX, University of Oxford, Sparebank 1, TechStyle Fashion Group and many more.
•Unveiled Freddy AI Agent for Customer Experience (CX) and Employee Experience (EX) optimized for speed to value and increased productivity.
•Appointed Murali Swaminathan as our Chief Technology Officer.

Share Repurchase Program Authorization

Freshworks announced that its Board of Directors authorized a stock repurchase program of up to $400 million of the company’s outstanding Class A common stock. Freshworks may repurchase shares from time to time in the open market, through privately negotiated transactions and/or other means in compliance with the Securities Exchange Act of 1934 and the rules and regulations thereunder. Open market repurchases may be structured to occur in accordance with the requirements of Rule 10b-18 under the Exchange Act. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of shares of common stock under this authorization. The timing, manner, price, and amount of any repurchases will be determined by Freshworks at its discretion, and will depend on a variety of factors, including business, economic and market conditions, prevailing stock prices, corporate and regulatory requirements, and other considerations. The repurchase program may be suspended or discontinued at any time.

Financial Outlook

We are providing estimates for the fourth quarter and full year 2024 based on current market conditions and expectations. The revenue growth rates are adjusted for constant currency to provide better visibility into the underlying business trends. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

We are raising our full year 2024 revenue, non-GAAP income from operations and non-GAAP net income per share guidance. For the fourth quarter and full year 2024, we currently expect the following results:

($ in millions, except per share data)	Fourth Quarter 2024	Full Year 2024
Revenue(1)	$187.8 - $190.8	$713.6 - $716.6
Year-over-year growth	17% - 19%	20%

Non-GAAP income from operations(1)	$22.0 - $24.0	$80.8 - $82.8

Non-GAAP net income per share(2)	$0.09 - $0.10	$0.38 - $0.39

(1) Revenue and non-GAAP income from operations are based on exchange rates as of November 1, 2024 for currencies other than USD.
(2) Non-GAAP net income per share was estimated assuming 302.1 million and 305.0 million weighted-average shares outstanding for the fourth quarter and full year 2024, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Estimates for fourth quarter 2024 and full year 2024 include the estimates of Device42, Inc. We have not reconciled our estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our third quarter and first nine months of 2024 and 2023 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on November 6, 2024 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income per share, non-GAAP net income attributable to common stockholders, free cash flow, and free cash flow margin. This press release and the accompanying tables also contain certain non-GAAP metrics, including annual recurring revenue, net dollar retention rates, revenue growth rates, and related presentation thereof adjusted for constant currency.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q3 2023, the average exchange rates in effect for our major currencies were 1 USD to 1.09 EUR and 1 USD to 1.27 GBP), rather than the actual average exchange rates in effect during the current period (for Q3 2024, the average exchange rates in effect for our major currencies were 1 USD to 1.10 EUR and 1 USD to 1.30 GBP).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors, however, are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures, including the related income tax effect of these adjustments:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

We define free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses. We define free cash flow margin as free cash flow as a percentage of revenue. We believe that free cash flow margin is a useful indicator of how efficiently we convert revenue into free cash flow.

Operating Metrics

Number of Customers Contributing More Than $5,000 in ARR. We define ARR as the sum total of subscription, software license, and maintenance revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions, and assuming that revenues are recognized ratably over the term of the contract. We define our total customers contributing more than $5,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed more than $5,000 in ARR.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, renewals and expansion as a result of acquisitions during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics, growth rates of customers contributing more than $5,000 in ARR and related presentation thereof for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q3 2023, the period end exchange rates in effect for our major currencies were 1 USD to 1.06 EUR and 1 USD to 1.22 GBP), rather than the actual exchange rates in effect at the end of the current period (for Q3 2024, the period end exchange rates in effect for our major currencies were 1 USD to 1.12 EUR and 1 USD to 1.34 GBP).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the fourth quarter and full year 2024, our financial outlook, the value of our products to customers, the timing and amount of future repurchases of our Class A common stock, and the usefulness of the measures by which we evaluate our business, among other things. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertainties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future,” “believe,” “expect,” “may,” “will,” “intend” “estimate,” “continue,” “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to global economic conditions, including market volatility, foreign exchange rates, and impact of inflation; the timeframes for and severity of the impact of any weakened global economic conditions on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles or adversely affect our industry; our history of net losses and ability to achieve or sustain profitability, as well as the other potential factors described under “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023 as such factors may be updated from time to time in our periodic and other documents of Freshworks Inc. filed with the Securities and Exchange Commission from time to time (available at www.sec.gov).

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks Inc. (NASDAQ: FRSH) provides people-first AI service software that organizations use to deliver exceptional customer and employee experiences. More than 68,000 companies, including American Express, Bridgestone, Databricks, Fila, Nucor, and Sony choose Freshworks’ uncomplicated solutions to increase efficiency and loyalty. For the latest company news and customer stories, visit www.freshworks.com and follow us on Facebook, LinkedIn, and X.

© 2024 Freshworks Inc. All Rights Reserved. Freshworks and its associated logo is a trademark of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Freshworks Inc. or any aspect of this press release.

Investor Relations Contact:
Joon Huh
IR@freshworks.com

Media Relations Contact:
Jayne Gonzalez
PR@freshworks.com

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$186,575	$153,550	$525,849	$436,321
Cost of revenue(1)	29,806	26,263	83,871	76,360
Gross profit	156,769	127,287	441,978	359,961
Operating expense:
Research and development(1)	47,885	34,885	123,562	101,922
Sales and marketing(1)	101,253	90,673	300,143	265,458
General and administrative(1)	46,495	40,464	133,091	122,712
Total operating expenses	195,633	166,022	556,796	490,092
Loss from operations	(38,864)	(38,735)	(114,818)	(130,131)
Interest and other income, net	13,929	10,993	39,971	31,688
Loss before income taxes	(24,935)	(27,742)	(74,847)	(98,443)
Provision for (benefit from) income taxes	5,024	3,291	(1,379)	10,912
Net loss	(29,959)	(31,033)	(73,468)	(109,355)
Net loss per share - basic and diluted	$(0.10)	$(0.11)	$(0.24)	$(0.37)
Weighted average shares used in computing net loss per share - basic and diluted	302,096	294,146	299,931	292,103

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenue	$1,830	$1,710	$5,033	$5,137
Research and development	13,454	9,623	32,475	28,662
Sales and marketing	15,303	18,757	50,980	51,786
General and administrative	28,122	25,035	77,802	74,482
Total stock-based compensation expense, net of amounts capitalized	$58,709	$55,125	$166,290	$160,067

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$391,101	$488,121
Marketable securities	663,883	699,506
Accounts receivable, net	99,169	97,179
Deferred contract acquisition costs	25,056	22,908
Prepaid expenses and other current assets	53,575	47,832
Total current assets	1,232,784	1,355,546
Property and equipment, net	26,150	22,747
Operating lease right-of-use assets	29,862	32,749
Deferred contract acquisition costs, noncurrent	21,654	19,764
Intangible assets, net	94,432	—
Goodwill	147,014	6,181
Deferred tax assets	9,527	10,013
Other assets	13,761	9,772
Total assets	$1,575,184	$1,456,772
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,956	$3,485
Accrued liabilities	73,733	56,608
Deferred revenue	296,089	266,399
Income tax payable	1,152	722
Total current liabilities	377,930	327,214
Operating lease liabilities, non-current	25,531	26,795
Other liabilities	36,697	30,501
Total liabilities	440,158	384,510
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,847,178	4,713,522
Accumulated other comprehensive loss	1,822	(754)
Accumulated deficit	(3,713,977)	(3,640,509)
Total stockholders' equity	1,135,026	1,072,262
Total liabilities and stockholders' equity	$1,575,184	$1,456,772

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash Flows from Operating Activities:
Net loss	$(29,959)	$(31,033)	$(73,468)	$(109,355)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,339	2,984	13,052	9,098
Amortization of deferred contract acquisition costs	7,129	6,131	20,667	17,600
Non-cash lease expense	2,208	1,965	6,607	5,692
Stock-based compensation	58,709	55,125	166,290	160,067
Discount amortization on marketable securities	(4,251)	(4,286)	(12,972)	(12,108)
Deferred income taxes	—	—	(13,801)	113
Other	552	119	321	110
Changes in operating assets and liabilities:
Accounts receivable	1,654	(6,404)	6,602	(10,003)
Deferred contract acquisition costs	(7,803)	(6,391)	(24,705)	(19,147)
Prepaid expenses and other assets	(557)	(5,222)	(7,733)	(11,793)
Accounts payable	(2,859)	1,002	3,122	(3,219)
Accrued and other liabilities	1,315	2,331	10,188	(3,150)
Deferred revenue	9,740	11,727	26,959	40,459
Operating lease liabilities	112	(4,135)	(1,845)	(9,052)
Net cash provided by operating activities	42,329	23,913	119,284	55,312
Cash Flows from Investing Activities:
Purchases of property and equipment	(1,056)	(278)	(4,110)	(990)
Proceeds from sale of property and equipment	23	33	86	91
Capitalized internal-use software	(1,168)	(1,564)	(3,574)	(5,075)
Purchases of marketable securities	(173,455)	(161,261)	(566,638)	(653,679)
Maturities and redemptions of marketable securities	225,806	265,214	617,796	805,933
Business combination, net of cash acquired	—	—	(213,905)	—
Net cash provided by (used in) investing activities	50,150	102,144	(170,345)	146,280
Cash Flows from Financing Activities:
Proceeds from issuance of common stock under employee stock purchase plan, net	—	—	3,630	4,312
Proceeds from exercise of stock options	3	16	39	61
Payment of withholding taxes on net share settlement of equity awards	(11,643)	(24,045)	(49,627)	(51,782)
Net cash used in financing activities	(11,640)	(24,029)	(45,958)	(47,409)
Net increase (decrease) in cash, cash equivalents and restricted cash	80,839	102,028	(97,019)	154,183
Cash, cash equivalents and restricted cash, beginning of period	310,358	356,313	488,216	304,158
Cash, cash equivalents and restricted cash, end of period	$391,197	$458,341	$391,197	$458,341

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,
	2024	2023	Growth Rates
Revenue
GAAP revenue	$186,575	$153,550	22%
Effects of foreign currency rate fluctuations	83
Revenue adjusted for constant currency	$186,658	$153,550	22%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin:
GAAP gross profit	$156,769	$127,287	$441,978	$359,961
Non-GAAP adjustments:
Stock-based compensation expense	1,830	1,710	5,033	5,137
Employer payroll taxes on employee stock transactions	20	40	110	113
Amortization of acquired intangibles	1,289	—	1,639	158
Non-GAAP gross profit	$159,908	$129,037	$448,760	$365,369
GAAP gross margin	84.0%	82.9%	84.1%	82.5%
Non-GAAP gross margin	85.7%	84.0%	85.3%	83.7%

Reconciliation of operating expenses:
GAAP research and development	$47,885	$34,885	$123,562	$101,922
Non-GAAP adjustments:
Stock-based compensation expense	(13,454)	(9,623)	(32,475)	(28,662)
Employer payroll taxes on employee stock transactions	(36)	(47)	(260)	(236)
Non-GAAP research and development	$34,395	$25,215	$90,827	$73,024
GAAP research and development as percentage of revenue	25.7%	22.7%	23.5%	23.4%
Non-GAAP research and development as percentage of revenue	18.4%	16.4%	17.3%	16.7%

GAAP sales and marketing	$101,253	$90,673	$300,143	$265,458
Non-GAAP adjustments:
Stock-based compensation expense	(15,303)	(18,757)	(50,980)	(51,786)
Employer payroll taxes on employee stock transactions	(289)	(661)	(1,639)	(1,673)
Amortization of acquired intangibles	(2,303)	—	(2,929)	(145)
Non-GAAP sales and marketing	$83,358	$71,255	$244,595	$211,854
GAAP sales and marketing as percentage of revenue	54.3%	59.1%	57.1%	60.8%
Non-GAAP sales and marketing as percentage of revenue	44.7%	46.4%	46.5%	48.6%

GAAP general and administrative	$46,495	$40,464	$133,091	$122,712
Non-GAAP adjustments:
Stock-based compensation expense	(28,122)	(25,035)	(77,802)	(74,482)
Employer payroll taxes on employee stock transactions	(178)	(260)	(780)	(744)
Non-GAAP general and administrative	$18,195	$15,169	$54,509	$47,486

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP general and administrative as percentage of revenue	24.9%	26.4%	25.3%	28.1%
Non-GAAP general and administrative as percentage of revenue	9.8%	9.9%	10.4%	10.9%

Reconciliation of operating loss and operating margin:
GAAP loss from operations	$(38,864)	$(38,735)	$(114,818)	$(130,131)
Non-GAAP adjustments:
Stock-based compensation expense	58,709	55,125	166,290	160,067
Employer payroll taxes on employee stock transactions	523	1,008	2,789	2,766
Amortization of acquired intangibles	3,592	—	4,568	303
Non-GAAP income from operations	$23,960	$17,398	$58,829	$33,005
GAAP operating margin	(20.8)%	(25.2)%	(21.8)%	(29.8)%
Non-GAAP operating margin	12.8%	11.3%	11.2%	7.6%

Reconciliation of net loss:
GAAP net loss - basic and diluted	$(29,959)	$(31,033)	$(73,468)	$(109,355)
Non-GAAP adjustments:
Stock-based compensation expense	58,709	55,125	166,290	160,067
Employer payroll taxes on employee stock transactions	523	1,008	2,789	2,766
Amortization of acquired intangibles	3,592	—	4,568	303
Income tax adjustments	708	479	(12,672)	1,617
Non-GAAP net income - basic and diluted	$33,573	$25,579	$87,507	$55,398

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of net loss per share - diluted:
GAAP net loss per share - diluted	$(0.10)	$(0.11)	$(0.24)	$(0.37)
Non-GAAP adjustments:
Stock-based compensation expense	0.19	0.19	0.54	0.55
Employer payroll taxes on employee stock transactions	0.01	—	0.01	0.01
Amortization of acquired intangibles	0.01	—	0.02	—
Income tax adjustments	—	—	(0.04)	0.01
Non-GAAP net income per share - diluted	$0.11	$0.08	$0.29	$0.19
Weighted-average shares used in computing GAAP net loss per share - diluted	302,096	294,146	299,931	292,103
Weighted-average shares used in computing non-GAAP net income per share - diluted (1)	302,720	302,597	304,137	298,821

Computation of free cash flow:
Net cash provided by operating activities	$42,329	$23,913	$119,284	$55,312
Less:
Purchases of property and equipment	(1,056)	(278)	(4,110)	(990)
Capitalized internal-use software	(1,168)	(1,564)	(3,574)	(5,075)
Free cash flow	$40,105	$22,071	$111,600	$49,247
Net cash provided by (used in) investing activities	$50,150	$102,144	$(170,345)	$146,280
Net cash used in financing activities	$(11,640)	$(24,029)	$(45,958)	$(47,409)

(1) Diluted net income (loss) per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The company considers its stock options and RSUs as potential common stock equivalents but excluded them from the computation of GAAP diluted net loss per share attributable to common stockholders, as their effect was antidilutive. For the three months ended September 30, 2024 and 2023, potentially dilutive shares of 0.6 million and 8.5 million shares, respectively, were included in the weighted average shares used in computing non-GAAP net income per share. For the nine months ended September 30, 2024 and 2023, potentially dilutive shares of 4.2 million and 6.7 million shares were included in the weighted average shares used in computing non-GAAP net income per share.